Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the use of our reports (1) dated February 10, 2009 with respect to the consolidated financial statements of Thrivent Financial for Lutherans and (2) dated April 17, 2009, with respect to the financial statements of Thrivent Variable Insurance Account A in Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 and related Prospectus of Thrivent Variable Insurance Account A.

Minneapolis, Minnesota

April 17, 2009